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                                                                  EXHIBIT (8)(a)

                          CUSTODIAN SERVICES AGREEMENT

         This Agreement is made as of March 29, 1994, by and between SCHWAB ANNUITY PORTFOLIOS, a Massachusetts business trust (the "Fund"), and PNC BANK, NATIONAL ASSOCIATION ("PNC Bank"), a national banking association.

         The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PNC Bank to provide custody services, and PNC Bank wishes to furnish such services to each of the Fund's investment portfolios listed on Schedule A, hereto (each a "Portfolio" and collectively the "Portfolios"), either directly or through an affiliate or affiliates, as more fully described herein.

         In consideration of the premises and mutual covenants herein contained, the parties agree as follows:

         1.    Definitions.

                  (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix.

                  (b) "Book-Entry System". The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an

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exchange registered with the SEC under the 1934 Act.

                  (c) "CFTC". The term "CFTC" shall mean the Commodities Futures Trading Commission.

                  (d) "Governing Board". The term "Governing Board" shall mean the Fund's Board of Directors if the Fund is a corporation or the Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.

                  (e) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

                  (f) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

                  (g) "Securities and Commodities Laws". The terms the "1933 Act" shall mean the Securities Act of 1933, the "1934 Act" shall mean the Securities Exchange Act of 1934, the "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the "CEA" shall mean the Commodities Exchange Act, as amended.

                  (h) "Shares". The term "Shares" shall mean the shares of stock of any series or class of the Fund, or, where appropriate, units of beneficial interest in a trust where the Fund is organized as a Trust.

                  (i)  "Property".  The term "Property" shall mean:

                           (i) any and all securities and other investment items
                  which the Fund may from time to time

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                  deposit, or cause to be deposited, with PNC Bank or which PNC
                  Bank may from time to time hold for the Fund;

                           (ii) All income in respect of any of such securities
                  or other investment items;

                           (iii) all proceeds of the sale of any of such
                  securities or investment items; and

                           (iv) all proceeds of the sale of securities issued by
                  the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

                  (j) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. Appointment. The Fund hereby appoints PNC Bank to provide custodian services to each of the Portfolios listed in Schedule A, hereto, and PNC Bank accepts such appointment and agrees to furnish such services.

         The Fund may from time to time issue separate series or classes or classify and reclassify shares of such series or class. PFPC shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the series or class to which such report,


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confirmation or notice pertains.

         3. Delivery of Documents. The Fund has provided or, where applicable, will provide PNC Bank with the following:

         (a) certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PNC Bank or its affiliates to provide services;

         (b) a copy of the Fund's most recent effective registration statement;

         (c)      a copy of the Fund's advisory agreement or agreements;

         (d)      a copy of the Fund's distribution agreement or agreements;

         (e) a copy of the Fund's administration agreements if PNC Bank is not providing the Fund with such services;

         (f) copies of any shareholder servicing agreements made in respect of the Fund; and

         (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4. Compliance with Government Rules and Regulations. PNC Bank undertakes to comply with all applicable requirements of the Securities and Commodities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no
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responsibility for such compliance by the Fund.

         5. Instructions. Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral and Written Instructions. PNC Bank shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Persons (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Governing Board or of the Fund's shareholders.

         The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.

         The Fund further agrees that PNC Bank shall incur no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         6.  Right to Receive Advice.

                  (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request

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directions or advice, including Oral or Written Instructions, from the Fund.

                  (b) Advice of Counsel. If PNC Bank shall be in doubt as to any questions of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's advisor or PNC Bank, at the option of PNC Bank).

                  (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow the advice of counsel.

                  (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or from counsel to the Fund and which PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action.

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         7. Records. The books and records pertaining to the Fund, which are in the possession of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's Authorized Persons, shall have access to such books and records at all time during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an Authorized Person of the Fund, at the Fund's expense.

         8. Confidentiality. PNC Bank agrees to keep confidential all records of the Fund and information relative to the Fund and its Shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should PNC Bank be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC Bank shall not be required to seek the Fund's consent prior to disclosing such information.

         9. Cooperation with Accountants. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion,

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as required by the Fund.

         10. Disaster Recovery. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         11. Compensation. As compensation for services rendered by PNC Bank during the term of this Agreement, the Fund will pay to PNC Bank a fee or fees as may be agreed to in writing by the Fund and PNC Bank from time to time.


         12. Indemnification. The Fund agrees to indemnify and hold harmless PNC Bank and its nominees from all taxes, charges, expenses, assessment, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws, and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action which PNC Bank takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions. Neither PNC Bank, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PNC Bank's own

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willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

         13. Responsibility of PNC Bank. PNC Bank shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC Bank, in writing. PNC Bank shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder, to act in good faith and to use its best effort, within reasonable limits, in performing Services provided for under this Agreement. PNC Bank shall be responsible for damages arising out of its failure to perform its duties under this Agreement arising out of PNC Bank's negligence.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PNC Bank, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

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         14.  Description of Services.

                  (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all the property it owns, including cash received as a result of the distribution of its shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such property until actual receipt.

                  (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate account(s) in the name of each of the Portfolios using all cash received from or for the account of such Portfolio, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate series, portfolio or class of the Fund and shall hold in such account(s) all cash received from or for the accounts of the Fund specifically designated to each series, portfolio or class.

         PNC Bank shall make cash payments from or for the account of the Fund only for:

                            (i) purchases of securities in the name of each of the Portfolios or PNC Bank or PNC Bank's nominee as provided in sub-paragraph j and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

                            (ii) purchase or redemption of shares of each of the Portfolios delivered to PNC Bank;

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                  (iii)    payment of, subject to Written Instructions,
                           interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by each of the Portfolios;

                  (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                  (v) payments, upon receipt Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by each of the Portfolios and held by or delivered to PNC Bank;

                  (vi) payments of the amounts of dividends received with respect to securities sold short;

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                  (vii)    payments made to a sub-custodian pursuant to
                           provisions in sub-paragraph c of this Agreement; and

                  (viii) payments, upon Written Instructions made for other proper Fund purposes. PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund.

        (c)    Receipt of Securities.

                  (i) PNC Bank shall hold all securities received by it for or for the account of each of the Portfolios in separate accounts that physically segregate such securities from those of any other persons, firms or corporations. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Governing Board, authorizing the transaction. In no

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                                    case may any member of the Fund's Board of
                                    Trustees, or any officer, employee or agent of the Fund withdraw any securities.

                                    At PNC Bank's own expense and for its own convenience, PNC Bank may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-paragraph c. Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars $1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least fifty million dollars ($50,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund harmless from its own acts or omissions, under the standards of care provided for herein, or of any sub-custodian chosen by PNC Bank under the

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                                    terms of this sub-paragraph c.

         (d) Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

                           (i) deliver any securities held for each of the Portfolios against the receipt of payment for the sale of such securities;

                           (ii) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

                           (iii) deliver any securities to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;

                           (iv) deliver any securities held for each of the Portfolios against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the

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                                    exercise of any conversion privilege;

                           (v) deliver any securities held for each of the Portfolios to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                           (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of such Portfolio;

                           (vii) release securities belonging to a Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by that Portfolio; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed,

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                                    except that in cases where additional
                                    collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                           (viii) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of a Portfolio, but only on receipt of payment therefor; and pay out moneys of a Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;

                           (ix) release and deliver or exchange securities owned by a Portfolio in connection with any conversion of such securities, pursuant to their terms, into other securities;

                           (x) release and deliver securities owned by a Portfolio for the purpose of redeeming in kind shares of a Portfolio upon delivery thereof to PNC Bank; and

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                           (xi)     release and deliver or exchange securities
                                    owned by a Portfolio for other corporate purposes.

                                    PNC Bank must also receive a certified
                                    resolution describing the nature of the
                                    corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d.(xi) above.

                  (e) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Governing Board approving, authorizing and instructing PNC Bank on a continuous and on-going basis, to deposit in the Book-Entry System all securities belonging to each of the Portfolios eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).

         To administer the Book-Entry System properly, the following provisions shall apply:

                           (i) With respect to securities of a Portfolio which are maintained in the Book-Entry system, established pursuant to this

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                                    sub-paragraph e hereof, the records of PNC
                                    Bank shall identify by Book-Entry or
                                    otherwise those securities belonging to a Portfolio. PNC Bank shall furnish the Fund a detailed statement of the Property held for the Fund under this Agreement at least monthly and from time to time and upon written request.

                           (ii) Securities and any cash of a Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                           (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.



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                           (iv)     PNC Bank will provide the Fund with copies
                                    of any report obtained by PNC Bank on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by PNC Bank. PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                  (f) Registration of Securities. All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for the Fund may be registered in the name of the Fund; PNC Bank; the Book-Entry System; a sub-custodian; or any duly appointed nominee(s) of the Fund, PNC Bank, Book-Entry system or sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of each of the Portfolios. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register its registered nominee or in the name of the Book-Entry System, any securities which it may hold for the account of each of the Portfolios and which may from time to time be registered in the name of a Portfolio. PNC Bank shall hold all such securities which are not held in the Book-Entry System in a separate account for each of the Portfolios in the name of each of

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the Portfolios physically segregated at all times from those of any other person or persons.

                  (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notice, proxies, and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund then Written or Oral Instructions must designate the person(s) who owns such securities.

                  (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                           (i)      Collection of Income and Other Payments.

                                    (A)     collect and receive for the account
                                            of each of the Portfolios, all
                                            income, dividends, distributions,
                                            coupons, option premiums, other
                                            payments and similar items, included
                                            or to be included in the Property,
                                            and, in addition, promptly advise
                                            the Fund of such receipt and credit
                                            such income, as collected, to the
                                            Fund's custodian account;

                                    (B)     endorse and deposit for collection,
                                            in the name of the applicable
                                            Portfolio,

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                                            checks, drafts, or other orders for
                                            the payment of money;

                                    (C)     receive and hold for the account of
                                            each of the Portfolios all
                                            securities received as a
                                            distribution on the portfolio
                                            securities as a result of a stock
                                            dividend, share split-up or
                                            reorganization, recapitalization,
                                            readjustment or other rearrangement
                                            or distribution of rights or similar
                                            securities issued with respect to
                                            any portfolio securities belonging
                                            to a Portfolio held by PNC Bank
                                            hereunder;

                                    (D)     present for payment and collect the
                                            amount payable upon all securities
                                            which may mature or be called,
                                            redeemed, or retired, or otherwise
                                            become payable on the date such
                                            securities become payable; and

                                    (E)     take any action which may be
                                            necessary and proper in connection
                                            with the collection and receipt of
                                            such income and other payments and
                                            the endorsement for collection of
                                            checks, drafts, and other negotiable
                                            instruments.

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                      (ii)  Miscellaneous Transactions.

                  (A)PNC Bank is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                                    (1)      for examination by a broker or
                                             dealer selling for the account of a
                                             Portfolio in accordance with street
                                             delivery custom;

                                    (2)      for the exchange of interim
                                             receipts or temporary securities
                                             for definitive securities; and

                                    (3)      for transfer of securities into the
                                             name of a Portfolio or PNC Bank or
                                             nominee of either, or exchange of
                                             securities for a different number
                                             of bonds, certificates, or other
                                             evidence, representing the same
                                             aggregate face amount or number of
                                             units bearing the same interest
                                             rate, maturity date and call
                                             provisions, if any; provided that,
                                             in any such case, the new
                                             securities are to be delivered to
                                             PNC Bank.

                           (B) Unless and until PNC Bank receives Oral or Written Instructions to the contrary, PNC Bank shall:

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                           (1)      pay all income items held by it which call
                                    for payment upon presentation and hold the cash received by it upon such payment for the account of a Portfolio;

                           (2)      collect interest and cash dividends
                                    received, with notice to the Fund, to the account of a Portfolio;

                           (3) hold for the account of a Portfolio all stock dividends, rights and similar securities issued with respect to any securities held by us; and

                           (4) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Fund's name on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

                  (i)  Segregated Accounts.

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                           (i)      PNC Bank shall upon receipt of Written or
                                    Oral Instructions establish and maintain a segregated accounts(s) on its records for and on behalf of each of the Portfolios. Such account(s) may be used to transfer cash and securities, including securities in the Book-Entry System:

                                    (A)      for the purposes of compliance by
                                             the Fund with the procedures
                                             required by a securities or option
                                             exchange, providing such procedures
                                             comply with the 1940 Act and any
                                             releases of the SEC relating to the
                                             maintenance of segregated accounts
                                             by registered investment companies;
                                             and

                                    (B)      Upon receipt of Written
                                             Instructions, for other proper
                                             corporate purposes.

                           (ii) PNC Bank may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Fund uses ("FCM Agreement"). Pursuant to an FCM Agreement, the Fund's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by PNC Bank in accounts ("FCM Account") subject to the disposition by the FCM involved in such contracts and in accordance with the customer contract between FCM and the Fund ("FCM Contract"), SEC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that:

                                    (A)      a customer agreement between the
                                             FCM and the Fund has been entered
                                             into; and

                                    (B)      the Fund is in compliance with all
                                             the rules and regulations of the
                                             CFTC. Transfers of initial margin
                                             shall be made into a FCM Account
                                             only upon Written Instructions;
                                             transfers of premium and variation
                                             margin may be made into a FCM
                                             Account pursuant to Oral
                                             Instructions. Transfers of funds
                                             from a FCM Account to the FCM for
                                             which PNC Bank holds such an
                                             account may only occur upon
                                             certification by the FCM to PNC
                                             Bank that pursuant to the FCM
                                             Agreement and the FCM Contract, all
                                             conditions precedent to its right
                                             to give PNC Bank such instructions
                                             have been satisfied.

                           (iii) PNC Bank shall arrange for the establishment of IRA custodian accounts for such shareholders holding shares through IRA accounts, in accordance with the Prospectus, the Internal Revenue Code (including regulations), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                  (j) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral or Written Instructions from the Fund or its investment advisor(s) that specify:

                           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                           (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                           (iii)    the date of purchase and settlement;

                           (iv)     the purchase price per unit;

                           (v)      the total amount payable upon such purchase;

                           (vi) the name of the person from whom or the broker through whom the purchase was made; and

                           (vii)    the Portfolio to which such a purchase
                                    applies.

                                    PNC Bank shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of a Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

                  (k) Sales of Securities. PNC Bank shall sell securities upon receipt of Oral Instructions from the Fund that specify:

                           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                           (ii) the number of shares or principal amount sold, and accrued interest, if any;

                           (iii)    the date of trade, settlement and sale;

                           (iv)     the sale price per unit;

                           (v) the total amount payable to the Fund upon such sale;

                           (vi) the name of the broker through whom or the person to whom the sale was made;

                           (vii) the location to which the security must be delivered and delivery deadline, if any. PNC Bank shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                  (l)  Reports.

                           (i)      PNC Bank shall furnish the Fund the
                                    following reports:

                                    (A)      such periodic and special reports
                                             as the Fund may reasonably request;

                                    (B)      a monthly statement summarizing all
                                             transactions and entries for the
                                             account of each of the Portfolios,
                                             listing the portfolio securities
                                             belonging to each Portfolio with
                                             the adjusted average cost of each
                                             issue and the market value at the
                                             end of such month, and stating the
                                             cash account of the Portfolio
                                             including disbursement;

                                    (C)      the reports to be furnished to the
                                             Fund pursuant to Rule 17f-4; and

                                    (D)      such other information as may be
                                             agreed upon from time to time
                                             between the Fund and PNC Bank.

                           (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

                  (m) Collections. All collections of monies or other property, in respect, or which are to become part of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and to telephonic demands thereto, and await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.

         PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

         15. Duration and Termination. This Agreement shall continue unless sooner terminated by the Fund or by PNC Bank for "cause" (as defined below) on sixty (60) days prior written notice to the other party. For purposes of this Agreement, "cause" shall mean any circumstances which materially impair the ability of either party to this Agreement to perform all of its duties and obligations hereunder. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders any Portfolio of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the applicable Portfolio to the Portfolio or the Fund. It may deliver them to a bank or trust company of PNC Bank's, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for such Portfolio to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses. PNC Bank shall have a security interest in and shall have a right of setoff against Property in such Portfolio's possession as security for the payment of such fees, compensation, costs and expenses.

         16. Notices. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at PNC Bank's address, Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. Delegation. PNC Bank may, with the prior written consent of the Fund, which consent may not be unreasonably withheld, assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the Fund a minimum of thirty (30) days in which to decide and to consent by written notice; (ii) the delegate agrees with PNC Bank to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one more separate documents their agreement, if any, with respect to delegated and/or Oral Instructions.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund, and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

         This Agreement shall be deemed to be a contract made in California and governed by California law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                             PNC BANK, NATIONAL ASSOCIATION

                             By: /s/ Joseph Gramlich

                              Name: Joseph Gramlich

                              Title: Senior Vice President

                              SCHWAB ANNUITY PORTFOLIOS

                              By: /s/ William J. Klipp

                              Name: William J. Klipp

                              Title: Senior Vice President and
                                     Chief Operating Officer